EXHIBIT 5.1

                      [LETTERHEAD OF MACELREE HARVEY, LTD.]

                                                                  August 7, 2003

First Chester County Corporation
9 North High Street
West Chester, PA   19380

Gentlemen:

We refer to the Registration Statement on Form S-3 (Dividend Reinvestment & Stock Purchase Plan) (the "Registration Statement") of First Chester County Corporation, a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares").

We have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

Based on the foregoing, it is our opinion that:

1. the Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and

2. the Shares have been duly authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    MACELREE HARVEY, LTD.

                                    /s/ John A. Featherman, III
                                    -------------------------------------------
                                    John A. Featherman, III